EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 1999

Page 1 of 2                                                     State or Other
                                                                Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------

CONSOLIDATED SUBSIDIARIES:

Ann Arbor Commerce Bank                                         Michigan

Brighton Commerce Bank (59% owned)                              Michigan

Capitol National Bank                                           United States
                                                                 (national bank)

Detroit Commerce Bank (93% owned)                               Michigan

Grand Haven Bank                                                Michigan

Kent Commerce Bank (51% owned)                                  Michigan

Macomb Community Bank                                           Michigan

Muskegon Commerce Bank (51% owned)                              Michigan

Oakland Commerce Bank                                           Michigan

Paragon Bank & Trust                                            Michigan

Portage Commerce Bank                                           Michigan

Indiana Community Bancorp Limited (51% owned)                   Indiana
  Elkhart Community Bank
    (51% owned by Indiana Community Bancorp Limited)            Indiana

Sun Community Bancorp Limited (51% owned)                       Arizona
  Bank of Tucson
    (100% owned by Sun Community Bancorp Limited)               Arizona
  Valley First Community Bank
    (52% owned by Sun Community Bancorp Limited)                Arizona
  Camelback Community Bank
    (55% owned by Sun Community Bancorp Limited)                Arizona
  East Valley Community Bank
    (88% owned by Sun Community Bancorp Limited)                Arizona
  Southern Arizona Community Bank
    (51% owned by Sun Community Bancorp Limited)                Arizona
  Mesa Bank
    (53% owned by Sun Community Bancorp Limited)                Arizona
  Nevada Community Bancorp Limited
    (51% owned by Sun Community Bancorp Limited)                Nevada
      Desert Community Bank
        (51% owned by Nevada Community Bancorp Limited)         Nevada
      Red Rock Community Bank
        (51% owned by Nevada Community Bancorp Limited)         Nevada
  Sunrise Capital Corporation
    (57% owned by Sun Community Bancorp Limited)                New Mexico
      Sunrise Bank of Arizona
        (100% owned by Sunrise Capital Corporation)             Arizona

CAPITOL BANCORP LTD.
DECEMBER 31, 1999

Page 2 of 2                                                     State or Other
                                                                Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------

CONSOLIDATED SUBSIDIARIES - CONTINUED:

Capitol Trust I                                                 Delaware

Unconsolidated Subsidiary:

Amera Mortgage Corporation, Inc.                                Michigan
(49% owned equity method investee)

Inactive subsidiaries:

MOI, Inc.                                                       Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                    Michigan

C.B. Services, Inc.                                             Michigan



The  following  summarizes   regulatory  agencies  of  the  registrant  and  its
subsidiaries:

The Corporation's state-chartered banks located in Michigan are regulated by the Financial Institutions Bureau of the Michigan Department of Commerce. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in the states Arizona, Nevada and Indiana are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Sun Community Bancorp Limited, Nevada Community Bancorp Limited, Sunrise Capital Corporation and Indiana Community Bancorp Limited are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.